December 14, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Willamette Valley Vineyards ("the Company") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated December 8, 2004. We agree with the statements concerning our Firm in such Form 8-K; however, we make no comment whatsoever regarding the current status of the material weaknesses in internal accounting controls disclosed therein or regarding the Company's remedial actions taken to address the material weaknesses identified therein.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP